                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                       Tender of Shares of Common Stock
          (including the associated Preferred Share Purchase Rights)
                                      and
                       ESOP Convertible Preferred Stock
                                      of
                            TJ International, Inc.

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share (the "Common Shares"), or shares of ESOP Convertible Preferred Stock (the "Preferred Shares" and, together with the Common Shares, the "Shares") of TJ International, Inc., a Delaware corporation (the "Company"), together, in the case of Common Shares, with the associated Preferred Share Purchase Rights (the "Rights") issued pursuant to the Company's Rights Agreement dated August 26, 1999 (as amended from time to time, the "Rights Agreement"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase. Unless the context otherwise requires, all references to Common Shares shall include the associated Rights, and all references to Rights include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement.

                       The Depositary for the Offer is:
                    First Chicago Trust Company Of New York

                             By Overnight Courier:            By Hand:
        By Mail:



                              First Chicago Trust        First Chicago Trust
   First Chicago Trust              Company                    Company
         Company                  of New York                of New York
       of New York         Corporate Actions, Suite    c/o Securities Transfer
Corporate Actions, Suite             4660                        and
          4660             525 Washington Blvd, 3rd    Reporting Services Inc.
      P.O. Box 2569                  Floor             Attn: Corporate Actions
 Jersey City, NJ 07303-      Jersey City, NJ 07310       100 William Street,
          2569                                                Galleria


                                 By Facsimile:           New York, NY 10038

                                (201) 324-3402
                                      or
                                (201) 324-3403

                             Confirm by Telephone:

                                (201) 222-4707


  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

 Ladies and Gentlemen:

   The undersigned hereby tenders to WTJ, Inc., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Weyerhaeuser Company, a Washington corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated November 30, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures described in
 Section 2 of the Offer to Purchase.

                                          Name(s) of Record Holder(s)_________
 Number of Common Shares ____________


                                          ____________________________________
 Number of Preferred Shares _________


                                          ____________________________________
 Certificate Nos. (if available) ____                Please Print


 ____________________________________     Address(es) ________________________


 ____________________________________     ____________________________________
                                                                      Zip Code


 If Shares will be tendered by book-
 entry transfer:                          Daytime Area Code and Tel. No. _____


 Account Number at Book-                  Signature(s) _______________________
 EntryTransfer Facility _____________


                                          ____________________________________
 Dated ______________________________




                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm _______________________     ____________________________________
                                                  Authorized Signature


 Address ____________________________
                                          Name _______________________________

 ____________________________________                 Please Print

                             Zip Code
                                          Title ______________________________


 Area Code and Tel. No. _____________
                                          Dated ______________________________



NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
       SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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